UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 10, 2022

MICT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35850	27-0016420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	MICT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ADDITIONAL INFORMATION

MICT, Inc.., a Delaware corporation (“MICT”), intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended, the “Registration Statement”), which will include a preliminary proxy statement of MICT, and a prospectus in connection with the proposed business combination transaction (the “Business Combination”) involving MICT and Tingo, Inc., a Nevada corporation (“Tingo”). The definitive proxy statement and other relevant documents will be mailed to shareholders of MICT as of a record date to be established for voting on the Business Combination. Shareholders of MICT and other interested persons are advised to read, when available, the preliminary proxy statement, and amendments thereto, and the definitive proxy statement in connection with MICT’s solicitation of proxies for the special meeting to be held to approve the Business Combination because these documents will contain important information about MICT, Tingo and the Business Combination. Shareholders will also be able to obtain copies of the Registration Statement and the proxy statement/prospectus, without charge, once available, on the SEC’s website at www.sec.gov.

Participants in the Solicitation

MICT and Tingo and certain of their respective directors, executive officers, other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from the shareholders of MICT in favor of the approval of the Business Combination.

Additional information regarding the interests of such potential participants will also be included in the Registration Statement and other relevant documents when they are filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.

Cautionary Note Regarding Forward-Looking Statements

Certain statements made herein contain, and certain oral statements made by representatives of MICT and Tingo and their respective affiliates, from time to time may contain, “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. MICT’s and Tingo’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “might” and “continues,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, MICT’s and Tingo’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Most of these factors are outside of the control of MICT or Tingo and are difficult to predict. Factors that may cause such differences include but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement (as defined below); (2) the inability to complete the Business Combination, including due to the failure to obtain approval of the shareholders of MICT or Tingo or other conditions to closing in the Merger Agreement; (3) the inability to obtain or maintain the listing of MICT’s common stock on Nasdaq following the Business Combination; (4) the risk that the Business Combination disrupts current plans and operations of Tingo or MICT as a result of the announcement and consummation of the Business Combination; (5) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth economically and hire and retain key employees; (7) the inability to complete the Business Combination due to inability to obtain regulatory approval; (8) changes in applicable laws or regulations; (10) the possibility that MICT or Tingo may be adversely affected by other economic, business, and/or competitive factors; and (11) the impact of the global COVID-19 pandemic on any of the foregoing risks and other risks and uncertainties to be identified in the proxy statement/prospectus (when available) relating to the Business Combination, including those under “Risk Factors” therein, and in other filings with the SEC made by MICT. The foregoing list of factors is not exclusive. Readers are referred to the most recent reports filed with the SEC by MICT. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. MICT and Tingo undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, subject to applicable law.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits hereto do not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This Current Report on Form 8-K shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

This section describes the material provisions of the Merger Agreement (as defined below) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1. MICT’s shareholders, warrant holders and other interested parties are urged to read such agreement in its entirety. Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

General Terms and Effects

On May 10, 2022, Tingo, Inc., a Nevada corporation (“Tingo” or the “Seller”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MICT Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of MICT (“Merger Sub”), and MICT, Inc., a Delaware corporation (“MICT”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), Merger Sub will merge with and into Tingo (the “Merger” and, together with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Seller continuing as the surviving corporation in the Merger and a wholly-owned subsidiary of MICT.

As a result of the Merger, all of the issued and outstanding capital stock of the Seller immediately prior to the Closing, shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each Seller Stockholder to receive its Pro Rata Share of the Merger Consideration, upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law (as amended, the “DGCL”) and Nevada Revised Statutes (as amended, “NRS”).

Merger Consideration

As consideration for the Merger, the Seller Security Holders collectively shall receive from MICT, in the aggregate, a number of shares of MICT Common Stock equal to (the “Merger Consideration”) the product of (a) 3.44444 and (b) the number of shares of MICT Pre-Closing Common Stock (the total portion of the Merger Consideration amount payable to all Seller Stockholders in accordance with the Merger Agreement).

Representations and Warranties

The Merger Agreement contains a number of representations and warranties by each of MICT and the Seller as of the 45th day following the signing of the Merger Agreement and as of the date of the Closing. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement. The representations and warranties made by MICT and the Seller are customary for transactions similar to the Transactions.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to effect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms (the “Interim Period”), including (1) the provision of access to their properties, books and personnel; (2) the operation of their respective businesses in the ordinary course of business; (3) provision of their respective financial statements; (4) each party’s public filings; (5) no insider trading; (6) notifications of certain consent requirements or other matters; (7) efforts to consummate the Closing and obtain third party and regulatory approvals; (8) tax matters; (9) further assurances; (10) public announcements; (11) confidentiality; (12) stock exchange listing requirements; and (13) post-closing Board composition. Each party also agreed during the Interim Period not to solicit, assist, initiate, facilitate or knowingly encourage any proposal or offer, or enter into any agreement for, an alternative competing transaction, to notify the others as promptly as practicable in writing of the receipt of any proposals or offers or requests for information relating to an alternative competing transaction or any requests for non-public information relating to such transaction, and to keep the others informed of the status of any such requests, proposals or offers. The parties also agreed that if they together decide in good faith during the Interim Period that financing is reasonably required prior to the Closing, they will reasonably cooperate to obtain financing. There are also certain customary post-Closing covenants regarding indemnification of directors and officers.

The Merger Agreement and the consummation of the Transactions requires the approval of both MICT’s shareholders and the Seller’s stockholders. MICT shall, as promptly as practicable after the date of the Merger Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the issuance of the shares of MICT common stock to be issued to the Seller’s stockholders, containing a proxy statement/prospectus for the purpose of MICT soliciting proxies from shareholders to approve the Merger Agreement, the Transactions and related matters (the “MICT Shareholder Approval”) at a special meeting of MICT’s shareholders (the “MICT Special Meeting”). The Seller also agreed in the Merger Agreement to call a meeting of its shareholders as promptly as practicable after the Registration Statement has become effective and use its reasonable best efforts to solicit from the Seller’s Stockholders proxies in favor of the Merger Agreement and the Transactions and certain related matters (the “Seller Stockholder Approval”), and to take all other actions necessary or advisable to secure such approvals, including enforcing the Voting Agreement (as described below).

The parties also agreed to take all necessary action, so that effective at the Closing, the entire board of directors of MICT (the “Post-Closing Board”) will consist of fourteen (14) individuals, comprised of (i) ten (10) directors designated by the Seller, at least six (6) of whom shall qualify as an independent director under the Securities Act and the listing standards of Nasdaq, and (ii) four (4) directors designated by MICT, at least two (2) of whom shall qualify as an independent director under the Securities Act and the listing standards of Nasdaq, in each case subject to each individual’s ability and willingness to serve and who shall serve until such individual’s successor is duly elected or appointed and qualified in accordance with applicable Law. The Parties will use commercially reasonable efforts to identify the designees in advance of and for inclusion in the Proxy Statement. In the event any designee becomes unable or unwilling to serve prior to the Effective Time on the Post-Closing Purchaser Board in the role identified, a replacement for such designee shall be determined prior to the Closing. MICT will enter into customary indemnification agreements with such designees in form and substance reasonably acceptable to them.

Closing Conditions

The Merger Agreement contains customary conditions to Closing, including the following mutual conditions of the parties (unless waived): (i) the Seller Shareholder Approval; (ii) the MICT Stockholder Approval; (iii) approvals of any required governmental authorities and completion of any antitrust expiration periods; (iv) receipt of specified third party consents; (v) no law or order preventing the Transactions; (vi) the satisfaction of regulatory requirements; (vii) the appointment of the Post-Closing Board and officers of MICT as of the Closing, as noted above; (viii) the Registration Statement having been declared effective by the SEC; and (ix) approval of the issuance of MICT common stock, in connection with the Merger, for listing on Nasdaq, subject to official notice of issuance.

In addition, unless waived by the Seller, the obligations of the Seller to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by MICT of customary certificates and other Closing deliverables: (i) the representations and warranties of MICT being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) MICT and Merger Sub having performed in all material respects their respective obligations and complied in all material respects with their respective covenants and agreements under the Merger Agreement required to be performed or complied with by them on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to MICT since the date of the Merger Agreement which is continuing and uncured; and (iv) the delivery by MICT of (A) an executed voting agreement binding Darren Mercer to certain terms to be mutually agreed to between the Parties; and (B) lock-up agreements from certain MICT stockholders.

Unless waived by MICT, the obligations of MICT and Merger Sub to consummate the Transactions are subject to the satisfaction of the following additional Closing conditions, in addition to the delivery by the Seller of customary certificates and other Closing deliverables: (i) the representations and warranties of the Seller being true and correct as of the date of the Closing, except to the extent made as of a particular date (subject to certain materiality qualifiers); (ii) the Seller having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with or by it on or prior to the date of the Closing; (iii) the absence of any Material Adverse Effect with respect to the Seller since the date of the Merger Agreement which is continuing and uncured; and (iv) the delivery by the Seller of executed (A) non-competition and non-solicitation agreements from certain key stockholders of the Seller with a restriction period of four years after the Closing based on the business conducted by the Seller as of the Closing and otherwise in a form to be agreed by the parties prior to the Closing, (B) lock-up agreements from the Seller stockholders that are officers, directors or 5% stockholders of the Seller to subject their Merger Consideration to a lock-up for a period to be mutually agreed to by the parties prior to the Closing, and (C) employment agreements with certain key employees of the Seller, effective as of the Closing.

Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including: (i) by mutual written consent of MICT and the Seller; (ii) by either MICT or the Seller if a governmental authority of competent jurisdiction has issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by either MICT or the Seller in the event of the other party’s uncured breach, if such breach would result in the failure of a closing condition and is incapable of being cured or isn’t cured within 30 days after notice of such breach; (iv) by MICT if there has been a Material Adverse Effect on the Seller and its Subsidiaries taken as a whole following the date of the Merger Agreement that remains uncured and continuing; (v) by either MICT or the Seller if the shareholders of MICT do not provide the MICT Shareholder Approval at a special shareholder meeting held by MICT; and (vi) by either MICT or the Seller if the Seller holds a special meeting of its shareholders for the Seller Stockholder Approval and the Seller Stockholder Approval is not obtained.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement (except for certain obligations related to publicity, confidentiality, fees and expenses, no recourse, termination and general provisions) will terminate, and no party to the Merger Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Merger Agreement prior to termination. The Merger Agreement provides that MICT must pay Tingo a termination fee equal to $5,000,000 in the event that either party chooses to terminate the Merger upon MICT accepting a Superior Offer as defined in the Merger Agreement after consultation with its legal and financial advisors.

Each party will be responsible for its own costs and expenses, except that MICT and the Seller will split any antitrust filing fees and SEC registration fees and other regulatory fees equally.

Governing Law and Arbitration

The Merger Agreement is governed by New York law and, subject to the required arbitration provisions, the parties are subject to exclusive jurisdiction of federal and state courts located in New York, New York (and any appellate courts thereof). Any disputes under the Merger Agreement, other than claims for injunctive or temporary equitable relief or enforcement of an arbitration award, will be subject to arbitration by the American Arbitration Association, to be held in New York, New York.

The foregoing description of the Merger Agreement and the Transactions does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about MICT, the Seller or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in MICT’s public disclosures.

Related Agreements

Purchaser Loan

Simultaneously with the execution of the Merger Agreement, MICT extended to the Seller a loan in the principal amount of $3,000,000 with an interest rate of 5% per year (the “Purchaser Loan”, attached hereto as Exhibit 10.1). The Purchaser Loan will be due and payable within the thirty-day period after the termination of the Merger Agreement pursuant to Section 7.1 therein.

Item 3.02 Unregistered Sales of Equity Securities

In addition to the described below in 5.02, the company issued approximately an additional 3,162,000 shares to various consultants and advisors to the Company. Grants were made in reliance on Regulation-S, promulgated under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Darren Mercer’s Employment Agreement

The Board of Directors (the “Board”) of MICT, Inc. (“MICT” or the “Company”) entered into a new employment agreement, effective on May 10, 2022, (the “Employment Agreement”) with its current Chief Executive Officer Darren Mercer (“Mercer"). When Mercer originally agreed to become CEO of the Company in April of 2020, he committed to stay with the Company for only two years. The Company has entered into the Employment Agreement in order to induce Mercer to extend his previous commitment and continue with MICT, which will provide the necessary stability and continuity in MICT’s operations, which is critical to the success of the proposed Merger and maximizing shareholder value.

Under the terms of the Employment Agreement, Mercer’s term of employment is for three years (i.e., until May 15, 2025), and the Employment Agreement shall automatically be extended for up to two successive one-year terms unless either party provides 60 days’ notice of their intention not to extend the term on May 15, 2025 or May 15, 2026 or if Mercer’s employment is terminated earlier pursuant to the terms of the Employment Agreement. Mercer will be compensated at an annual base salary of $800,000, payable in accordance with the Company’s payroll practices (the “Annual Base Salary”).

Mercer is eligible to receive an annual bonus in accordance with the bonus program(s) adopted by the Company from time-to-time based on the target bonus amounts set forth in the Employment Agreement (the “Target Bonus”). The Target Bonus amount for Mercer’s work in the calendar year 2021 shall be $713,000. Such Target Bonus shall be paid within 30 days of the Company completing its 2021 audit. The annual bonuses for 2022, 2023, and 2024 will be paid within thirty (30) days after the Company receives its audited financial results for a calendar year. The annual bonus shall be payable at the discretion of the Company based on achievement of performance metrics to be established by the Board for each year, including, for calendar years 2022, 2023, and 2024. Mercer must be employed by the Company on the date of payment in order to earn and receive any bonus under the Employment Agreement, except in the event of Mercer’s termination “without cause” or resignation for “good reason”.

MICT also issued Mercer an equity grant entitling him to 4,000,000 shares of common stock of the Company and such grant shall vest immediately.

Under the terms of the Employment Agreement, Mercer is precluded from undertaking any outside consultancy business, unless the Board agrees that such consulting activity will ultimately benefit the shareholders of the Company (the “Consultancy”). The Consultancy could generate income in excess of $200,000 per year, all of which shall be paid directly to the Company, during the term of the Employment Agreement. Mercer shall be entitled to keep any equity awards he receives from such businesses, to retain ownership of his consulting businesses, and shall be entitled to continue working for such businesses after the end of the term of the Employment Agreement.

Mercer can be terminated with or without “cause” (as defined in the Employment Agreement), and Mercer may terminate his employment for “good reason” as defined in the Employment Agreement. Mercer’s employment will also be terminated on his death and may be terminated upon his disability (as defined in the Employment Agreement).

Upon termination of employment by the Company with “cause” or by Mercer without “good reason”, Mercer shall be entitled to receive  (i) any accrued but unpaid Base Salary; (ii) properly incurred but unreimbursed business expenses; (iii) in the case of Mercer’s death, any accrued but unpaid bonuses, to be paid to his estate, (taken together, the “Accrued Amounts”) and; (iv) other separation benefits, as set out in the Employment Agreement.

In the event that Mercer is terminated by the Company “without cause” or if Mercer terminates the Employment Agreement for “good reason”, the Company shall: (i) pay to Mercer, in addition to the Accrued Amounts, a lump sum equal to the amount of Mercer’s Base Salary, as then in effect, that Mercer would have earned during the balance of the term of the Employment Agreement plus an amount equal to Mercer’s Target Bonus amounts for the balance of the term of the Employment Agreement; and (ii) if Mercer timely elects to continue any group health benefits he receives from the Company under COBRA, or applicable state law (collectively “COBRA”), provide reimbursement for the portion of COBRA premiums that the Company would have covered had Mercer’s employment continued, for so long as he or his family members continue such group health coverage.

New Director

Sir David Trippier, R.D.,J.P.,D.L. joined the Board of MICT on May 10, 2022, and will receive a stock grant in the amount set out below.

About Sir David Trippier, R.D.,J.P.,D.L.:

Until April 2011 Sir David Trippier was the Chairman of Cambridgeshire Horizons, the company delivering sustainable development in the Cambridge Sub-region, and he was the Chairman of W H Ireland Group plc, Stockbrokers until May 2008 when the company was taken over by a consortium.

He was until recently a Non-Executive Director of ITV Granada Television and has been a Director or Chairman of several quoted companies.

Sir David was knighted by the Queen in July 1992 when he was 46 years of age.

In 1994 he was appointed by the Council of the Stock Exchange to sit on the committee, which formulated and launched the Alternative Investment Market (AIM) in June 1995.

Since 1992, he has been Chairman or main Board Director of three companies, which have floated on the Stock Exchange and are now in the Main List, and one that has floated on the AIM Market.

He was born in May 1946, educated at Bury Grammar School and later was commissioned as an officer in the Royal Marines Reserve in which he has served for 30 years. He passed the Commando Course at the Commando Training Centre in Devon in 1969 and the following year qualified as a parachutist at RAF Abingdon. He subsequently qualified as a Company Commander at the School of Infantry at Warminster and later passed the Staff College Course at the Royal Naval College at Greenwich.

He has served with 40 Commando Royal Marines in Singapore and Malaysia, 41 Commando in Malta and the 3rd Commando Brigade in Norway. He was awarded the Royal Marines Reserve Decoration in 1983. In January 1996, he was appointed Honorary Colonel of the Royal Marines Reserve in the North West by the Commandant General Royal Marines. He retired from that role in January 2010

At the age of 22 he was admitted to the Stock Exchange. He was also a director of a financial planning company as well as being a Stockbroker. He was a senior partner in Pilling Trippier & Co before it was taken over by Capel-Cure Myers whilst he was a Minister.

He was elected to the Rochdale Metropolitan Borough Council in 1969. In 1975 he became the leader of the Council when he was 28 years of age and in the same year was appointed a magistrate.

In 1979 he was elected as MP for Rossendale at the age of 32 and became MP for the new constituency of Rossendale and Darwen from 1983 to 1992. In 1982, Sir David was appointed Parliamentary Private Secretary to the then Minister for Health (Rt Hon Kenneth Clarke QC, MP).

From June 1983 to September 1985, Sir David was the Minister for Small Firms and Enterprise at the Department of Trade and Industry. From September 1985 to June 1987 he was the Minister for Tourism, Small Firms and Enterprise in the Department of Employment.

In 1987 he became the Minister for Housing, Inner Cities and Construction in the Department of the Environment. Later in 1989, he was promoted to become the Minister of State for the Environment and Countryside.

As the “Green” Minister he was instrumental in negotiating the international agreements on Climate Change and Global Warming on behalf of the United Kingdom.

In February 1994 he became a Deputy Lieutenant of Lancashire.

In April 1997 he became High Sheriff of Lancashire for the year 1997/98.

In 1999 he published his autobiography entitled “Lend Me Your Ears”.

He became the President of the Manchester Chamber of Commerce for the year 1999-2000.

He was the National Chairman of the Tidy Britain Group from 1996 to 1998.He became the President of the Royal Lancashire Show for the year 1999.

Sir David became the Chairman of the North West of England Reserve Forces and Cadets Association from 2000 to 2008.He was the National Vice Chairman of the Council of Reserve Forces from 1999 to2008 representing the Royal Marines.

He served as the County Chairman for the St. John Ambulance in Lancashire from 2003 to 2007. He was the County President of the Royal British Legion in Lancashire from 2005 to 2008.

He was the founder of the Rossendale Enterprise Trust and the Rossendale Groundwork Trust.

He is the President Elect of the Soldiers, Sailors, Airmen and Families Association - Forces Help for Greater Manchester.

In November 2006, Sir David won a National Award for “Outstanding Leadership” sponsored by the Daily Telegraph. He was nominated as one of 100 of Britain’s most influential men and women in the Public and Private Sectors.

He is married and has three sons. His wife, Lady Ruth Trippier, is a practising barrister on the Northern Circuit.

Director and Officer grants

As part of MICT’s long term incentive plan, it has issued or will be issuing the following officers and directors shares of MICT common stock, in the amount set out next to the name and title of each of the following individuals:

Name	Title	Shares
Darren Mercer	CEO and Director	4,000,000	*
John Scott	Director	200,000
Professor Chezy	Director	110,000
Robert Benton	Director	40,000
Sir David Trippier	Director	40,000
Moran Amran	Controller	40,000
Kevin Chen	CFO	200,000	**

*	Issued pursuant to the Employment Agreement described above.
**	Of the total number of shares awarded to Kevin Chen, 100,000 was issued on May 10, 2022, and the remaining balance of 100,000 shares will be issued on or before May 10, 2023, subject to performance.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

MICT filed an amendment to the Certificate of Incorporation of MICT, on May 10, 2022 (the “Amended Certificate” in the form attached hereto as Exhibit 5.03). The Amended Certificate provides, amongst other things: (i) that the total number of shares of all classes of capital stock which MICT shall have authority to issues is 440,000,000 of which 425,000,000 shares shall be common stock, of the par value of 0.001 per share and 15,000,000 shares shall be preferred stock of the par value of 0.001 per share; (ii) the authority of the Board with respect to each class or series of Preferred Stock; (iii) that the Board of MICT shall be authorized to alter and repeal the by-laws of MICT; (iv) that the size and structure of the Post-Closing Purchaser Board shall be set out in the By-Laws; and (v) information on MICT’s indemnification of its directors and officers.

Item 8.01 Press Releases

Incorporated into this Item 8.01 by reference is the press release issued by MICT (1) on May 10, 2022 announcing the Merger Agreement described above, attached hereto as Exhibit 99.1; and (2) on May 16, 2022 announcing Tingo’s Q1 2022 results, which is attached hereto as Exhibit 99.2 (each a “Press Release” and when taken together, the “Press Releases”).

Each Press Release is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either Press Release be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.*

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 10, 2022, by and among MICT, Merger Sub and the Seller.

3.1	Amended and Restated Certificate of Incorporation of MICT, filed on May 10, 2022

10.1	Purchaser Loan

99.1	Press Release, dated May 10, 2022

99.2	Press Release, dated May 16, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). MICT agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 16, 2022

MICT, INC.

By:	/s/ Darren Mercer
Name:	Darren Mercer
Title:	Chief Executive Officer